FEDERATED STOCK AND BOND FUND, INC.


                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900


                                  July 1, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    FEDERATED STOCK AND BOND FUND, INC. (the "Fund")
              1933 Act File No. 2-10415
              1940 Act File No. 811-1



         The Semi-Annual Report to Shareholders of the above-referenced Fund dated April 30, 1997, is hereby electronically transmitted pursuant to Section 30(b)(2) of the Investment Company Act of 1940 and Rule 30b2-1 thereunder.

                                Very truly yours,



                                /s/ Heather M. Aland
                                Heather M. Aland
                                Compliance Analyst

Enclosures